UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 5, 2015

ANIXTER INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	94-1658138
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Commission File Number: 001-10212

2301 Patriot Blvd.

Glenview, Illinois 60026

(224) 521-8000

(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 5, 2015, Anixter Inc., a wholly-owned operating subsidiary of Anixter International Inc. (the “Company”), and certain of Anixter Inc.’s subsidiaries, entered into the following financing arrangements in connection with the previously disclosed acquisition of HD Supply’s Power Solutions business (the “Acquisition”).

New Receivables Facility

On October 5, 2015, Anixter Inc.’s subsidiary Anixter Receivables Corporation (“ARC”) entered into a receivables based five-year revolving credit facility (the “New Receivables Facility”) in an aggregate committed amount of $600 million with Anixter Inc., as servicer, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders named therein. Borrowings under the New Receivables Facility are secured by a first lien on all assets of ARC and supported by an unsecured guarantee by the Company. The drawn pricing will range from LIBOR plus 125 basis points when the combined availability (the “Combined Availability”) under the New Receivables Facility and the Inventory Facility (defined below) is greater than $500 million to LIBOR plus 175 basis points when Combined Availability is less than $250 million. Undrawn fees will be 25 basis points if greater than 50% of the facility is drawn and 37.5 basis points if less than 50% of the facility is drawn.

The New Receivables Facility has a borrowing base of 85% of eligible receivables, subject to certain reserves.

Cash dominion will apply in the event that (i) certain events of default occur or (ii) the Combined Availability is less than the greater of $75.0 million or 10% of the New Receivables Facility and the Inventory Facility (collectively, the “Combined Facilities”).

In the event that (x) certain events of default occur or (y) the Combined Availability is less than the greater of $75.0 million or 10% of the Combined Facilities, Anixter Inc. will be subject to a minimum fixed charge coverage ratio of 1.0x. Acquisitions and restricted payments will be permitted, subject to, among other things, (i) Combined Availability of at least 20% of the Combined Facilities after giving pro forma effect to any acquisition or restricted payment or (ii) (a) Combined Availability of at least 15% of the Combined Facilities after giving pro forma effect to the acquisition or restricted payment and (b) maintenance of a minimum fixed charge coverage ratio of at least 1.1x after giving pro forma effect to the acquisition or restricted payment.

The New Receivables Facility provides for customary representations and warranties and customary events of default, generally with corresponding grace periods, including, without limitation, payment defaults with respect to the facility, covenant defaults, cross-defaults to other agreements evidencing material indebtedness, certain judgments and events of bankruptcy. Failure to refinance Anixter Inc.’s $350 million 5.625% Senior Notes due 2019 prior to January 31, 2019 will also constitute an event of default.

In connection with the entry into the New Receivables Facility, Anixter Inc. and ARC terminated its existing Second Amended and Restated Receivables Purchase Agreement (the “RPA”) among Anixter Receivables Corporation, as Seller, Anixter Inc., as the initial Servicer, the purchasers party thereto and JPMorgan Chase Bank, N.A., as agent for the purchasers.

In connection with the entry into the New Receivables Facility, on October 5, 2015, Anixter Inc. and ARC entered into a Third Amended and Restated Receivables Sale Agreement (the “Amended and Restated RSA”), which amended and restated the existing Second Amended and Restated Sales Agreement. The purpose of the Amended and Restated RSA is (i) to reflect the entry into the New Receivables Facility and the termination of the RPA, and (ii) to include in the receivables sold by Anixter Inc. to ARC receivables originated by Tri-Northern Holdings, Inc. and its subsidiaries (collectively, the “Tri-Ed Subsidiaries”) and subsidiaries acquired in the Acquisition (the “Power Solutions Subsidiaries”).

The foregoing descriptions of the New Receivables Facility and the Amended and Restated RSA do not purport to be complete and are qualified in their entirety by reference to the New Receivables Facility and the Amended and Restated RSA, copies of which are filed as Exhibits 10.1 and 10.2 hereto and are incorporated herein by reference.

Inventory Facility

On October 5, 2015, Anixter Inc. and certain of its subsidiaries (including the Tri-Ed Subsidiaries and Power Solutions Subsidiaries), as borrowers, entered into an asset based lending five-year revolving credit facility (the “Inventory Facility”) in an aggregate committed amount of $150 million with Wells Fargo Bank, National Association, as Administrative Agent, and the lenders named therein. Borrowings under the Inventory Facility are secured by a first lien on Anixter Inc.’s and certain of its subsidiaries’ personal property (other than excluded property (which includes, without limitation, all machinery and equipment, intellectual property and equity interests in foreign subsidiaries and certain other domestic subsidiaries)) and supported by a guarantee by the Company. The drawn pricing will range from LIBOR plus 125 basis points when the Combined Availability is greater than $500 million to LIBOR plus 175 basis points when Combined Availability is less than $250 million. Undrawn fees will be 25 basis points if greater than 50% of the facility is drawn, and 37.5 basis points if less than 50% of the facility is drawn.

The Inventory Facility has a borrowing base, (a) with respect to appraised eligible domestic inventory, of the lesser of (i) 85% of the net orderly liquidation value of such inventory and (ii) 75% of book value of such inventory, plus, (b) with respect to eligible domestic inventory not appraised, 40% of the net orderly liquidation value of such inventory, less (c) certain reserves.

Cash dominion will apply in the event that (x) certain events of default occur or (y) the Combined Availability is less than the greater of $75.0 million or 10% of the Combined Facilities.

In the event that (x) certain events of default occur or (y) the Combined Availability is less than the greater of $75.0 million or 10% of the Combined Facilities, Anixter Inc. will be subject to a minimum fixed charge coverage ratio of 1.0x.

The Inventory Facility provides for customary representations and warranties and customary events of default, generally with corresponding grace periods, including, without limitation, payment defaults with respect to the facility, covenant defaults, cross-defaults to other agreements evidencing material indebtedness, certain judgments and events of bankruptcy. Failure to refinance Anixter Inc.’s $350 million 5.625% Senior Notes due 2019 prior to January 31, 2019 will also constitute an event of default.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Inventory Facility, a copy of which is filed as Exhibits 10.3 hereto and is incorporated herein by reference.

Canadian Term Loan

On October 5, 2015, Anixter Inc.’s subsidiaries Anixter Canada Inc. and Tri-Ed ULC (collectively, the “Borrowers”) entered into a $300.0 million (CAD) term loan facility (the “CAD Term Loan”) with The Bank of Nova Scotia, as Administrative Agent, and The Bank of Nova Scotia and Bank of America, N.A., Canada Branch, as lenders. The term loan is and will be guaranteed by all present and future material Canadian subsidiaries of the Borrowers as well as Anixter Mid Holdings BV. The CAD Term Loan is secured by a first priority security interest in all of the assets of Anixter Canada Inc. and each of its Canadian subsidiaries (the “Borrowing Group”).

The CAD Term Loan will have a five year maturity. The drawn pricing will range from .375% to 1.250% over prime and 1.375% to 2.250% over the banker’s acceptance rate, depending on consolidated leverage ranging from less than or equal to 1.25x to equal to or greater than 3.00x. The term loan amortizes 5% in each of years 1 and 2, 10% in each of years 3 and 4 and 70% in year 5.

The Borrowing Group initially will be subject to a maximum leverage ratio of 4.25x and a minimum fixed charge coverage ratio of 3.0x.

The CAD Term Loan provides for customary representations and warranties and customary events of default, generally with corresponding grace periods, including, without limitation, payment defaults with respect to the facility, covenant defaults, cross-defaults to other agreements evidencing material indebtedness, certain judgments and events of bankruptcy. Failure to refinance Anixter Inc.’s $350 million 5.625% Senior Notes due 2019 prior to January 31, 2019 will also constitute an event of default.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the CAD Term Loan, a copy of which is filed as Exhibits 10.4 hereto and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

The information regarding termination of the RPA set forth in Item 1.01 above is incorporated herein by reference.

On October 5, 2015, Anixter Inc. terminated and repaid its Five-Year Revolving Credit Agreement, dated April 8, 2011, and the related Second Amendment and Incremental Facility Agreement, dated as of August 27, 2014, with Wells Fargo Bank, National Association, as Administrative Agent, and other lenders named therein (the “Existing Credit Facility”).

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the New Receivables Facility, the Inventory Facility and the CAD Term Loan set forth in Item 1.01 above is incorporated herein by reference.

On October 5, 2015, draws were made under the New Receivables Facility in the aggregate amount of $425.0 million and under the CAD Term Loan in the aggregate amount of $300.0 million (CAD). Anixter Inc. used the borrowings, together with net proceeds from an earlier offering of $350.0 million of 5.50% senior notes and cash on hand, to pay the consideration for the Acquisition, to refinance the Existing Credit Facility, and to pay related transaction fees and expenses.

The lenders under the New Receivables Facility, the Inventory Facility and the CAD Term Loan and their respective affiliates perform various financial advisory, investment banking and commercial banking services from time to time for the Company and its affiliates for which the Company or its affiliates pay customary compensation. In addition, the lenders under the New Receivables Facility and Inventory Facility were lenders the Existing Credit Facility.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Credit Agreement (Receivables Facility), dated as of as of October 5, 2015, by and among Anixter Inc. and the other borrowers party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto

10.2	Third Amended And Restated Receivables Sale Agreement dated as of October 5, 2015 between Anixter Inc., as the Seller, and Anixter Receivables Corporation, as the Buyer

10.3	Credit Agreement (Inventory Facility), dated as of as of October 5, 2015, by and among Anixter Inc. and the other borrowers party thereto, Wells Fargo Bank, National Association, as Administrative Agent, and the lenders party thereto

10.4	Credit Agreement, dated as of as of October 5, 2015, by and among Anixter Canada, Inc. and Tri-Ed ULC, as borrowers, Anixter Mid Holdings B.V., as guarantor, The Bank of Nova Scotia, as Administrative Agent, and The Bank of Nova Scotia and Bank of America, N.A., Canada Branch, as lenders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ANIXTER INTERNATIONAL INC.

October 8, 2015	By:	/s/ Theodore A. Dosch
Theodore A. Dosch
Executive Vice President - Finance
and Chief Financial Officer